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                                                                  EXHIBIT 3.1.4

                                                                ENDORSED - FILED
                                         in the office of the Secretary of State
                                                      of the State of California

                                                                     JUN 26 2002

                                                  BILL JONES, Secretary of State




                   CERTIFICATE OF AMENDMENT OF THE ARTICLES OF
                    INCORPORATION OF DICON FIBEROPTICS, INC.



The undersigned hereby certify that:

1. They are the President and the Secretary of DiCon Fiberoptics, Inc., a California Corporation.

2. The Articles of Incorporation of DiCon Fiberoptics, Inc. have been amended by adding a new Article V, which reads in its entirety as follows:

                   "V. LIABILITY OF DIRECTORS; INDEMNIFICATION

        (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through By-Law provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise to the fullest extent permissible California law.

        (c) Any amendment, repeal or modification of any provision of this
Article V shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification."

3. The amendment was adopted and approved by Board of Directors of DiCon Fiberoptics, Inc.

4. The amendment was adopted and approved by the required vote of the Shareholders of DiCon Fiberoptics, Inc. in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 108,822,973. The favorable vote of a majority of such shares is required to approve the amendment. The number of shares voting in favor of the amendment equaled or exceeded the vote required.

The undersigned hereby declare under penalty of perjury that the statements set forth in this Certificate are true and correct of their own knowledge.

Executed on June 17, 2002, in Richmond, California.



/s/ HO-SHANG LEE                             /s/ ANTHONY T. MILLER
----------------------------------           ----------------------------------
Ho-Shang Lee, President                      Anthony T. Miller, Secretary




                                                         [SEAL OF OFFICE OF THE
                                                             SECRETARY OF STATE]